Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

Namib Minerals

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(f), (c)	12,719,771	(1)(2)	$10.52	(3)	$133,811,990.92		.00015310		$20,486.62

	Equity	Warrants, each Warrant exercisable for one Ordinary Share at an exercise price of $11.50	Rule 457(g)	18,576,712	(2)(4)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)

	Equity	Ordinary Shares issuable upon exercise of Warrants	Rule 457(g)	18,576,712	(2)(6)	$11.62	(7)	$215,861,393.44		.00015310		$33,048.38
	Equity	Ordinary Shares, par value $0.0001 per share	Rule 457(f)	80,021,600	(2)(8)	$0.33	(9)	$26,673,866.67		.00015310		$4,083.77

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—		—		—

	Total Offering Amounts							$376,347,251.03				$57,618.76
	Total Fees Previously Paid											$0.00
	Total Fee Offsets											$0.00
	Net Fee Due											$57,618.76

(1)	Represents the maximum number of ordinary shares (“Ordinary Shares”) of Namib Minerals, the registrant (“PubCo”), to be issued in connection with the merger between Hennessy Capital Investment Corp. VI (“HCVI”) and Midas SPAC Merger Sub Inc. (“SPAC Merger Sub”) as described in that certain Business Combination Agreement, dated as of June 17, 2024, by and among PubCo, HCVI, Greenstone Corporation (“Greenstone”), SPAC Merger Sub, and Cayman Merger Sub Ltd. (“Company Merger Sub”) (the “Business Combination Agreement”) and contemplated as part of the Business Combination (as defined in the Business Combination Agreement), in exchange for 3,276,453 shares of Class A common stock of HCVI (“HCVI Class A Common Stock”) and 9,443,318 shares of Class B common stock of HCVI outstanding immediately prior to the effective time of such merger, inclusive of any Ordinary Shares potentially subject to vesting and forfeiture restrictions, estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	Pursuant to Rules 457(f)(1) and 457(c) promulgated under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is $10.52 (the average of the high and low prices of HCVI Class A Common Stock as reported on the Nasdaq Stock Market LLC (“Nasdaq”) on December 2, 2024).

(4)	Represents warrants to purchase Ordinary Shares (the “Warrants”) to be issued in connection with the merger between HCVI and SPAC Merger Sub in exchange for the outstanding 11,364,318 public warrants to purchase HCVI Class A Common Stock (the “Public Warrants”) and the outstanding 7,212,394 outstanding private placement warrants to purchase HCVI Class A Common Stock.

(5)	The maximum number of Warrants and Ordinary Shares issuable upon exercise of the Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Warrants has been allocated to the Ordinary Shares issuable upon exercise of the Warrants and included in the registration fee paid in respect of such Ordinary Shares. No additional registration fee is payable pursuant to Rule 457(g) promulgated under the Securities Act.

(6)	Represents the estimated maximum number of Ordinary Shares issuable upon the exercise of the Warrants.

(7)	Pursuant to Rule 457(g) promulgated under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is based on the sum of (i) $11.50 (the exercise price of the Warrants) and (ii) $0.12 (the average of the high and low prices of the Public Warrants on Nasdaq on December 2, 2024).

(8)	Represents the maximum number of Ordinary Shares to be issued in connection with the merger between Greenstone and Company Merger Sub as described in the Business Combination Agreement and contemplated as part of the Business Combination, in exchange for all of the ordinary shares of Greenstone (“Greenstone Ordinary Shares”) outstanding immediately prior to the effective time of such merger, inclusive of up to 30,000,000 Ordinary Shares that may be issuable to the current shareholders of Greenstone upon the satisfaction of certain milestones as described in the Business Combination Agreement, estimated solely for the purpose of calculating the registration fee.

(9)	Pursuant to Rule 457(f)(2) promulgated under the Securities Act and estimated solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is based upon an amount equal to one-third of the par value ($1.00 per share) of the Greenstone Ordinary Shares to be cancelled in connection with the merger between Greenstone and Company Merger Sub. Greenstone is a private company, no market exists for its securities, and Greenstone has an accumulated capital deficit.